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                                                                    Exhibit 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the use of our reports dated November 16, 1998 (except with respect to certain matters discussed in Notes 2 and 15, as to which the date is February 3, 1999) and March 6, 1997 and to all references to our Firm included in or made a part of this Amendment No. 8 to Registration Statement on Form S-1 (File No. 333-68057).

                                          /s/  Arthur Andersen LLP

Stamford, Connecticut

February 4, 1999